UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2015

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 572-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Ladenburg Thalmann Financial Services Inc., a Florida corporation (the “Company”) held its 2015 annual meeting of shareholders on May 18, 2015. Listed below are the matters voted upon and the final results of such voting:

1. The Company’s shareholders elected the individuals named below to serve as the Company’s directors until the next annual meeting of shareholders or until their respective successors are elected and qualified:

Name	For	Authority Withheld	Broker Non-Votes
Henry C. Beinstein	124,111,972	591,870	42,397,801
Dr. Phillip Frost	115,455,194	9,248,648	42,397,801
Brian S. Genson	123,787,780	916,062	42,397,801
Saul Gilinski	124,183,323	520,519	42,397,801
Dr. Richard M. Krasno	124,123,957	579,885	42,397,801
Richard J. Lampen	124,119,819	584,023	42,397,801
Howard M. Lorber	115,461,500	9,242,342	42,397,801
Jeffrey S. Podell	124,170,567	533,275	42,397,801
Jacqueline M. Simkin	124,128,254	575,588	42,397,801
Mark Zeitchick	123,891,369	812,473	42,397,801

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
123,505,746	691,823	506,273	42,397,801

3. Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2015:

For	Against	Abstain	Broker Non-Votes
166,598,731	337,455	165,457	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

May 19, 2015	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer